                                                                      EXHIBIT 3A

                              CERTIFICATE OF MERGER

                                       OF

                                    CRANE CO.

                                      INTO

                                 CRANE DELAWARE


                         Pursuant to Section 252 of the
                        Delaware General Corporation Law

          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:  That the name and state of incorporation of each of the
          -----

constituent corporations of the merger is as follows:

          Name                     State of Incorporation
          ----                     ----------------------

          Crane Co.                       Illinois

          Crane Delaware Co.              Delaware

          SECOND:  That an Agreement and Plan of Merger, dated as of April 3,
          ------
1985, by and between Crane Co. and Crane Delaware Co., providing for the merger (the "Merger") of Crane Co. with and into Crane Delaware Co. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

          THIRD:  That the surviving corporation shall be Crane Delaware Co.,
          -----
which shall change its name in the Merger to Crane Co.

          FOURTH:   The Certificate of Incorporation of the surviving
          ------
corporation, with such amendments as are effected by the Merger, is attached to this Certificate of Merger as Exhibit A, and, as so amended, shall constitute the Certificate of Incorporation, as amended, of the surviving corporation. From and after the filing of this Certificate of Merger, and until further amended or provided by law, said Exhibit A may be certified as the Certificate of Incorporation of the surviving corporation, as amended, separate and apart from this Certificate of Merger.

          FIFTH:    That the executed Agreement and Plan of Merger is on file at
          -----
the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 300 Park Avenue, New York, N.Y. 10022.

          SIXTH:    That a copy of the Agreement and Plan of Merger will be
          -----
furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

          SEVENTH:  The authorized capital stock of Crane Co. consists of
          -------
20,000,000 shares of common stock, $6.25 par value, and 600,000 shares of serial preferred stock, $5.00 par value.

          EIGHTH:   This Certificate of Merger is not to become effective until
          ------
the issuance of a Certificate of Merger in respect of the Merger by the Secretary of State of the State of Illinois pursuant to the Business Corporation Act of the State of Illinois.

                                             CRANE DELAWARE CO.

                                             By: /s/ R. S. Evans
                                                 ----------------
                                                     President

ATTEST:

By: /s/ Paul R. Hundt
   ------------------
        Secretary

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    CRANE CO.



                                   ARTICLE I
                                   ---------

          The name of the corporation (hereinafter called the "Corporation") is Crane Co.

                                   ARTICLE II
                                   ----------

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

          The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 shares of common stock, par value $6.25 per share ("Common Stock"). The holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held by them.

                                   ARTICLE V
                                   ---------

                               Board of Directors
                               ------------------

          Section 1.  Number.  The business and affairs of the Corporation shall
          ---------   ------
be managed under the direction of the Board of Directors which shall consist of not less than three nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

          Section 2.  Election and Terms.  The directors shall be divided into
          ---------   ------------------
three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1986 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1987 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1988 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

          Section 3.  Newly Created Directorships and Vacancies.  Newly created
          ---------   -----------------------------------------
directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 4.  Removal.  Any director, or the entire Board of Directors,
          ---------   -------
may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares then entitled to vote at an election of directors, voting together as a single class.

          Section 5.  Amendment, Repeal, etc.  Notwithstanding anything
          ---------   -----------------------
contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares entitled to vote thereon pursuant to Article IV, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article V.


                                   ARTICLE VI
                                   ----------

                               Stockholder Action
                               ------------------

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares entitled to vote thereon pursuant to Article IV, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI.

                                  ARTICLE VII
                                  -----------

                               By-law Amendments
                               -----------------

          The Board of Directors shall have the power to make, alter, amend or repeal the By-laws of the Corporation by such vote as may be specified therein. The affirmative vote of the holders of two-thirds or more of the voting power of the then outstanding shares entitled to vote thereon pursuant to Article IV, voting together as a single class, shall be required for the stockholders to make, alter, amend or repeal the By-laws. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares entitled to vote thereon pursuant to Article IV, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VII.

                                  ARTICLE VIII
                                  ------------

          The name and mailing address of the incorporator of the Corporation is John F. Johnston, 12th and Market Streets, Wilmington, Delaware 19801.

          IN WITNESS WHEREOF, I, John F. Johnston, the sole incorporator of CRANE CO., have executed this Certificate of Incorporation this 3rd day of April, 1985, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Incorporation are true.

                                             /s/ John F. Johnston
                                             ----------------------------------
                                             John F. Johnston, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         Crane Co. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Company held on February 23, 1987, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Company, declaring said amendments to be advisable and calling a meeting of stockholders of the Company for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the Certificate of Incorporation be amended by increasing the number of authorized shares of common stock from 40,000,000 to 80,000,000, decreasing the par value of the Company's Common Stock from $6.25 to $1.00 per share, splitting each issued common share, including shares held in treasury, into one and one-half Common Shares, par value $1.00 per share, for each share previously issued, thereby effecting a three-for-two Common Share stock split, and authorizing a new class of 5,000,000 shares of preferred stock, par value $.01; and

         FURTHER RESOLVED, that Article IV of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

                                   ARTICLE IV

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares of common stock, par value $1.00 per share ("Common Stock"), and five million (5,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences, and rights of such stock, and the qualifications and restrictions thereof.

         (a) At all meetings of the shareholders of the Corporation the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively.

         (b) Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. Except as otherwise provided in the resolution setting forth the designations and rights of the series of Preferred Stock, all shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences, participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

             (1) the distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

             (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series may be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of the corporation, or on any series of the Preferred Stock or of any other class or class of stock of the Corporation, and whether such dividends shall be cumulative, partially cumulative or non-cumulative;

             (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

             (4) whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

             (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

             (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

             (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock or all series of the Preferred Stock as a class, (1) to cast more or less than one vote per share on any or all matters voted upon by the shareholders, (2) to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

         (c) The relative preferences, rights and limitations of each series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article IV, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

         (d) Subject to the provisions of the preceding paragraph (c), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration, not less than the par value thereof, as shall be fixed by the Board of Directors.

         Upon this amendment becoming effective, each of the issued Common Shares, par value $6.25 per share, of the Company, including the Common Shares held in the Company's Treasury (collectively the "Old Common Shares"), shall be reclassified without any action on the part of the holder thereof into one and one-half fully paid and non-assessable Common Shares, par value $1.00 per share, of the Company, authorized to be issued under the Certificate of Incorporation of the Company, as hereby amended (the "New Common Shares"), provided, however, that fractional shares shall not be issued and the Company shall appoint an agent to act on behalf of the shareholders to arrange for the consolidation of fractional interests by providing forms for shareholders to elect either to sell their fraction or to buy additional fractions sufficient to make up a whole share. Each certificate representing one or more Old Common Shares issued at the time this amendment becomes effective shall automatically without the necessity of presenting the same for exchange thereafter represent the same number of New Common Shares. As soon as practicable following the date upon which this amendment becomes effective, the Company shall deliver to the persons entitled thereto certificates representing the additional whole New Common Shares to which they shall have become entitled by virtue hereof. The number of shares reserved for issuance under the Company 1984 Stock Option Plan, outstanding stock options, convertible debentures and the Company's Shareholders Common Share Purchase Rights Plan shall be appropriately adjusted in accordance with the terms of their governing instruments.

         RESOLVED, that the Certificate of Incorporation of the Company be amended by adding a new Article IX to such Certificate of Incorporation which shall read as follows:

                                   ARTICLE IX

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. No repeal or modification of this
    Article IX, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter, that, but for this Article IX, would accrue or arise prior to such repeal or modification.

         SECOND: That thereafter, at a meeting of the stockholders of the Company duly called and held, the necessary number of shares as required by statute were voted in favor of the foregoing amendments.

         THIRD: That the foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Crane Co. has caused this Certificate to be signed by Paul R. Hundt, its Vice President and attested by Frances E. Edwards, its Assistant Secretary, this 30th day of April, 1987.

                                                      Crane Co.

                                                      By: /s/ Paul R. Hundt
                                                         ------------------
                                                      Vice President

         ATTEST:

         /s/ Frances E. Edwards
         -----------------------
         Assistant Secretary

                      AMENDED CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                       of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                                   CRANE CO.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                      -----------------------------------

          Crane Co., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that:

1. The Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Corporation was filed on August 20, 1996.

2. There are no shares of Series A Junior Participating Preferred Stock of the Corporation issued and outstanding as of the date hereof.

3. The powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, of the Series A Junior Participating Preferred Stock of the Corporation shall be amended and restated in their entirety as set forth below.

4. The following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on April 20, 1998:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Series A Junior Participating Preferred Stock:

          Section 1.  Designation and Amount.  The shares of this series shall
                      ----------------------
be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be five hundred thousand

(500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of
                        --------
shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of

     $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares hall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of Series A
                      -------------
Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, in the Restated Certificate of Incorporation of the Corporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

              (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                      -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up.  Upon any
                      --------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                      ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption.  The shares of Series A Preferred Stock
                      -------------
shall not be redeemable.

          Section 9.  Rank.  The Series A Preferred Stock shall rank, with
                      ----
respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

          Section 10.  Amendment.  The Certificate of Incorporation of the
                       ---------
Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, Crane Co. has caused this Certificate of Designations of Series A Junior Participating Preferred Stock to be duly executed by the undersigned this 2nd day of July, 1998.


                                                  Crane Co.



                                                  /s/ Augustus I. duPont
                                                  ----------------------
                                                  Name: Augustus I. duPont
                                                  Title:Vice President

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                   CRANE CO.

     Crane Co. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of the Corporation for approval and adoption. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the first paragraph of Article IV of the Certificate of Incorporation be amended in its entirety to read as follows:

               "The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of common stock, par value $1.00 per share ("Common Stock"), and Five Million (5,000,000) shares of preferred stock, par value $.01per share ("Preferred Stock")."

     SECOND: That a majority of the outstanding stock entitled to vote on the proposed amendment voted in favor of the amendment at the Annual Meeting of Shareholders of the Corporation held on April 5, 1999.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by David S. Smith, its duly authorized officer on this 24th day of May, 1999.

                                             CRANE CO.



                                             By: /s/ David S. Smith
                                                 -----------------------------
                                              David S. Smith
                                               Vice President-Finance and
                                               Chief Financial Officer